Exhibit 3.76

CERTIFICATE OF INCORPORATION

OF

H-SUB 54, INC.

The undersigned, for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of Delaware does hereby certify as follows:

FIRST:  The name of the Corporation is:

H-SUB 54, INC.

SECOND:  The Registered Office of the Corporation is to be located at 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware.  The name of its Registered Agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares which the Corporation shall have authority to issue is one hundred (100), all of which are classified as common stock without par value.

FIFTH:  The original by-laws of the Corporation may be adopted by the sole incorporator named herein, or by the initial directors of the Corporation.  Thereafter, in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors and/or the stockholders of the Corporation are expressly empowered to make alter, amend or repeal by-laws in the manner to be determined by the terms of the by-laws of the Corporation then in existence.

SIXTH:  The name and mailing address of the sole incorporator is Jean Santore, c/o Hyatt Corporation, 200 West Madison, Chicago, Illinois 60606.

SEVENTH:  The Corporation shall have perpetual existence.

EIGHTH:  The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

NINTH:  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

IN WITNESS WHEREOF, the undersigned does make this Certificate hereby declaring and certifying that the facts herein stated are true and accordingly, has hereunto set her hand and seal this 13th day of May, 1992.

/s/ Jean Santore
Jean Santore
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

H-SUB 54, INC.

Adopted in accordance with the provisions of
Section 241 of the General Corporation Law
of the State of Delaware

I, Jean Santore, the sole incorporator of H-SUB 54, INC., a Corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST:  That the Certificate of Incorporation of said Corporation has been amended to read as follows:

By striking out the whole of Article First hereof as it now exists and inserting in lieu and instead thereof a new Article First, reading as follows:

“FIRST:  The name of the Corporation is:

HYATT VACATION OWNERSHIP, INC.”

SECOND:  That said Corporation has not received any payment for any of its stock.

THIRD:  That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned declares and certifies that the facts herein stated are true and has hereunto set her hand and seal as of this 24th day of March, 1993.

/s/ Jean Santore
Jean Santore
Sole Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HYATT VACATION OWNERSHIP, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That at a meeting of the Board of Directors of HYATT VACATION OWNERSHIP, INC., a Delaware corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“FIRST:  The name of the Corporation is:

HYATT RESIDENTIAL GROUP, INC.”

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed the 17th day of November, 2010.

By:	/s/ Heidi M. Belz
Heidi M. Belz
Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
HYATT RESIDENTIAL GROUP, INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), HYATT RESIDENTIAL GROUP, INC., a Delaware corporation (hereinafter, the “Corporation”) adopts the following amendment to its Certificate of Incorporation:

FIRST:  The name of the Corporation is HYATT RESIDENTIAL GROUP, INC.

SECOND:  The date of filing of the Corporation’s Certificate of Incorporation with the Delaware Secretary of State was May 15, 1992.

THIRD:  The Certificate of Incorporation of the Corporation is hereby amended by striking out the whole of Article First thereof and by substituting in lieu of said Article the following new Article First:

“FIRST:	The name of the Corporation is:

HV GLOBAL GROUP, INC.”

FOURTH:  The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this amendment on this 1st day of October, 2014.

/s/ Jeanette E. Marbert
Jeanette E. Marbert,
Authorized Officer